Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Amended Registration Statement on Form S-1/A of our report dated April 8, 2008, relating to the 2007 and 2006 consolidated annual financial statements of Indigo-Energy, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

L J Soldinger Associates LLC
Deer Park, Illinois
May 2, 2008